As filed with the Securities and Exchange Commission on March 8, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

LEMONADE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	32-0469673 (IRS Employer Identification No.)

5 Crosby Street, 3rd Floor
New York, New York 10013
(Address of Principal Executive Offices)        (ZIP Code)

LEMONADE, INC. 2020 INCENTIVE AWARD PLAN
LEMONADE, INC. 2020 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

TIM BIXBY
CHIEF FINANCIAL OFFICER
LEMONADE, INC.
5 CROSBY STREET, 3rd FLOOR
NEW YORK, NEW YORK 10013
(Name and address of agent for service)

(844) 733-8666
(Telephone number, including area code, of agent for service)

Copy to:

MARC D. JAFFE
RACHEL W. SHERIDAN
LATHAM & WATKINS LLP
885 Third Avenue
New York, NY 10022-4834
(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.00001 per share
2020 Incentive Award Plan	2,838,412	(2)	$88.26	(4)	$250,518,243.12	$27,331.54
2020 Employee Stock Purchase Plan	567,682	(3)	$88.26	(4)	$50,103,613.32	$5,466.30
Total	3,406,094				$300,621,856.44	$32,797.84

(1)    Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock, par value $0.00001 per share (“Common Stock”), of Lemonade, Inc. (the “Company”) that become issuable under the Company’s 2020 Incentive Award Plan (the “2020 Plan”) and the Company’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)    Represents 2,838,412 shares of Common Stock reserved for issuance under the 2020 Plan that became available for issuance on January 1, 2021 under the 2020 Plan, pursuant to the terms of the 2020 Plan.

(3)     Represents 567,682 shares of Common Stock reserved for issuance under the 2020 ESPP that became available for issuance on January 1, 2021 under the 2020 ESPP, pursuant to the terms of the 2020 ESPP.

(4)   Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s common stock as reported on The New York Stock Exchange on March 5, 2021.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 3,406,094 shares of the Company’s Common Stock issuable under the following employee benefit plans for which registration statement of the Company on Form S-8 (File No. 333-239656) is effective: (i) the 2020 Plan, which, as a result of the operation of an automatic annual increase provision therein, added 2,838,412 shares of Common Stock, and (ii) the 2020 ESPP, which, as a result of the operation of an automatic annual increase provision therein, added 567,682 shares of Common Stock.
INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8
The contents of the Registration Statement on Form S-8 (File No. 333-239656), filed with the Commission on July 2, 2020, relating to the 2020 Plan and the 2020 ESPP, are incorporated herein by reference, except as set forth below.

Item 8. Exhibits.

The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. See Exhibit Index below.

Exhibit Index
4.1
Amended and Restated Certificate of Incorporation of Lemonade, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39367), filed on July 10, 2020 with the Commission)

4.2	Amended and Restated Bylaws of Lemonade, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K (File No. 001-39367), filed on July 10, 2020 with the Commission)
5.1*	Opinion of Latham & Watkins LLP
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page hereto)
99.1
Lemonade, Inc. 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1 (File No. 333-239007), filed on June 23, 2020 with the Commission)

99.2
Lemonade, Inc. 2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form S-1 (File No. 333-239007), filed on June 23, 2020 with the Commission)

__________________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 8, 2021.

LEMONADE, INC.

By	/s/ Daniel Schreiber
Daniel Schreiber
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Registrant’s Chief Executive Officer and Chief Financial Officer (currently Daniel Schreiber and Tim Bixby, respectively) as such person’s true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person’s substitute or substitutes, lawfully may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Schreiber	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	March 8, 2021
Daniel Schreiber

/s/ Tim Bixby	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 8, 2021
Tim Bixby

/s/ Shai Wininger	President, Chief Operating Officer and Director	March 8, 2021
Shai Wininger

/s/ Joel Cutler	Director	March 8, 2021
Joel Cutler

/s/ Michael Eisenberg	Director	March 8, 2021
Michael Eisenberg

/s/ G. Thompson Hutton	Director	March 8, 2021
G. Thompson Hutton

/s/ Mwashuma Nyatta	Director	March 8, 2021
Mwashuma Nyatta

/s/ Haim Sadger	Director	March 8, 2021
Haim Sadger

/s/ Caryn Seidman-Becker	Director	March 8, 2021
Caryn Seidman-Becker